UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2010 (January 25, 2010)

Park National Corporation
 (Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (740) 349-8451

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

On January 25, 2010, the Park National Corporation (“Park”) Board of Directors took action to give management authority to terminate the Distribution Agreement, dated May 27, 2009, as amended by the Amendment to the Distribution Agreement, dated as of November 25, 2009 (collectively, “Distribution Agreement”), among Sandler O’Neill & Partners, L.P. (the “Agent”), the Company and The Park National Bank. On January 27, 2010, management of Park terminated the Distribution Agreement with the Agent in accordance with the terms of the Distribution Agreement.

During the period from May 27, 2009 through September 30, 2009, an aggregate of 288,272 common shares of Park had been sold pursuant to the Distribution Agreement at market prices through the Agent. Park’s gross proceeds from such sales were $17.5 million, and the aggregate compensation paid to the Agent was $0.5 million. No common shares of Park have been sold under the Distribution Agreement since September 30, 2009.

On January 28, 2010, management issued a news release (the “News Release”) announcing the termination of the Distribution Agreement. A copy of the News Release is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 – Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits. The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	News Release issued by Park National Corporation on January 28, 2010 addressing the termination of the Distribution Agreement with Sandler O’Neill & Partners, L.P.

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signature on following page.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: January 28, 2010	By: /s/ John W. Kozak
John W. Kozak
Chief Financial Officer

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated January 28, 2010

Park National Corporation

Exhibit No.	Description
99.1	News Release issued by Park National Corporation on January 28, 2010 addressing the termination of the Distribution Agreement with Sandler O’Neill & Partners, L.P.

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